Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACTS:
April 30, 2008
News Media
Eric Grant (202) 624-6091

Financial Community
Melissa E. Adams (202) 624-6410
WGL Holdings, Inc., Reports Significant Increase in Second Quarter
Fiscal Year 2008 Earnings and Raises Earnings Guidance
•	Consolidated GAAP earnings up 26% — $1.63 per share vs. $1.29 per share for the comparative quarter reflecting improved regulated and non-regulated results

•	Consolidated non-GAAP operating earnings up 32%— $1.66 per share vs. $1.26 per share for the comparative quarter

•	Increased fiscal year 2008 non-GAAP operating earnings guidance range — $2.38 to $2.48 per share

•	Results reinforce 5-year average earnings per share growth target of 6-8% per year
Consolidated Results
WGL Holdings, Inc. (NYSE: WGL), the parent company of Washington Gas Light Company (Washington Gas) and other energy-related subsidiaries, today reported net income determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) for the quarter ended March 31, 2008, of $81.0 million, or $1.63 per share, an increase of $17.6 million, or $0.34 per share, over net income of $63.4 million, or $1.29 per share, reported for the second quarter of fiscal year 2007.
“This second consecutive fiscal quarter of sharply improved results further demonstrates our progress in achieving our strategic objectives and reinforces our outlook for an excellent year,” said James H. DeGraffenreidt, Jr., chairman and chief executive officer of WGL Holdings. “A supportive regulatory framework that rewards shareholders and customers, the expansion of our asset optimization program, customer growth and strong unregulated margins will continue to drive fiscal year 2008 and long-term earnings growth.”

For the first six months of fiscal year 2008, we reported net income determined in accordance with GAAP of $128.2 million, or $2.58 per share, an increase of $19.7 million, or 0.37 per share, over net income of $108.5 million, or $2.21 per share, reported for the comparative period of fiscal year 2007. Our operations are seasonal and, accordingly, our operating results for the three and six months ended March 31, 2008, are not indicative of the results expected for the twelve months ending September 30, 2008.
Financial performance is evaluated based on non-GAAP operating earnings (loss). Non-GAAP operating earnings (loss) excludes the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) certain unusual transactions and (iii) unrealized mark-to-market gains (losses) on energy-related derivatives. Refer to “Use of Non-GAAP Operating Earnings (Loss)” and supporting reconciliations attached to this news release for a detailed discussion of management’s use of this non-GAAP financial measure, as well as reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results.
For the second quarter of fiscal year 2008, our non-GAAP operating earnings were $1.66 per share, an increase of $0.40 per share over non-GAAP operating earnings of $1.26 per share for the same quarter of the prior fiscal year. For the six months ended March 31, 2008, our non-GAAP operating earnings were $2.61 per share, an increase of $0.45 per share over non-GAAP operating earnings of $2.16 per share for the same period of the prior fiscal year.
Second Quarter and Year-to-Date Results by Business Segment
Regulated Utility Segment
Our regulated utility segment reported net income determined in accordance with GAAP of $78.0 million, or $1.57 per share, for the second quarter of fiscal year 2008, an increase of $12.4 million, or $0.24 per share, over net income of $65.6 million, or $1.33 per share for the same quarter of the preceding fiscal year. For the six months ended March 31, 2008, our regulated utility segment reported net income determined in accordance with GAAP of $122.2 million, or $2.46 per share, an increase of $13.6 million, or $0.25 per share, over net income of $108.6 million, or $2.21 per share, reported for the same period of the prior fiscal year.
For the second quarter of fiscal year 2008, non-GAAP operating earnings for the regulated utility segment were $1.59 per share, an increase of $0.26 per share, over non-GAAP operating earnings of $1.33 for the same period of the prior fiscal year. Non-GAAP operating earnings for the regulated utility segment were $2.47 per share for the first six months of fiscal year 2008, a $0.31 per share increase over non-GAAP operating earnings of $2.16 per share for the same period last year.

For both the three and six months comparisons, the increase in non-GAAP operating earnings is primarily due to: (i) the implementation of new rates in Virginia on February 13, 2007, in Maryland on November 27, 2007, and in the District of Columbia on December 31, 2007; (ii) an increase in realized margins from our asset optimization program; (iii) the favorable effects of changes in natural gas consumption patterns due to shifts in weather patterns and other factors and (iv) the addition of over 8,700 active customer meters since March 31, 2008. The increase in non-GAAP operating earnings for both periods in fiscal year 2008 is partially offset by the effect of our Earnings Sharing Mechanism in Virginia. The six month comparison also includes partial offsets related to higher uncollectible accounts expense primarily due to an adjustment to the accumulated reserve made in the prior period as well as higher property taxes in Virginia in the current period.
Retail Energy-Marketing Segment
The retail energy-marketing segment reported net income determined in accordance with GAAP of $3.6 million, or $0.07 per share, for the quarter ended March 31, 2008, an increase of $5.2 million, or $0.10 per share, over a net loss of $(1.6) million, or $(0.03) per share, reported for the same quarter of fiscal year 2007. For the first six months of fiscal year 2008, the retail energy marketing segment reported net income determined in accordance with GAAP of $6.8 million, or $0.14 per share, an increase of $5.7 million, or $0.12 per share, over net income of $1.1 million, or $0.02 per share, reported for the first six months of fiscal year 2007.
Non-GAAP operating earnings for the retail energy-marketing segment were $0.07 per share for the second quarter ended March 31, 2008, a $0.12 per share improvement over a non-GAAP operating loss of $(0.05) per share for the same quarter of the prior fiscal year. For the first six months of fiscal year 2008, non-GAAP operating earnings were $0.16 per share, a $0.13 per share improvement over non-GAAP operating earnings of $0.03 per share for the same period of the prior year. Both the quarter and year-to-date improvements in non-GAAP operating earnings reflect higher margins per therm sold for natural gas, partially offset by lower margins from electric sales.
Earnings Outlook
We are updating our GAAP earnings estimate for the full fiscal year 2008 to a range of $2.34 to $2.44 per share. This estimate includes projected full fiscal year 2008 earnings from our regulated utility segment in a range of $2.07 per share to $2.13 per share and projected full fiscal year 2008 earnings from our unregulated business segments in a range of $0.27 per share to $0.31 per share.

We are also raising our consolidated earnings estimate for the full fiscal year 2008 based on non-GAAP operating earnings to a range of $2.38 per share to $2.48 per share. This estimate includes projected full fiscal year 2008 non-GAAP operating earnings from our regulated utility segment in a range of $2.07 per share to $2.13 per share, and projected full fiscal year 2008 non-GAAP operating earnings from our unregulated business segments in a range of $0.31 per share to $0.35 per share. Refer to the “Reconciliation of GAAP Earnings Guidance to Non-GAAP Earnings Guidance” attached to this press release for a reconciliation of our GAAP earnings per share estimate to our estimate based on non-GAAP operating earnings per share.
We assume no obligation to update this guidance. The absence of any statement by us in the future should not be presumed to represent an affirmation of this earnings guidance. For the assumptions underlying this guidance, please refer to the slides accompanying our Webcast that will be posted to the WGL Holdings Web site, www.wglholdings.com.
Other Information
We will hold a conference call at 10:30 a.m. Eastern time on May 1, 2008, to discuss our second quarter financial results. The live conference call will be available to the public via a link located on the WGL Holdings Web site, www.wglholdings.com. To hear the live Webcast, click on the “Webcast” link located on the home page of the referenced site. The Webcast and related slides will be archived on the WGL Holdings Web site through June 1, 2008.
Headquartered in Washington, D.C., WGL Holdings has three operating segments: (i) the regulated utility segment which primarily consists of Washington Gas, a natural gas utility that serves over one million customers throughout metropolitan Washington, D.C., and the surrounding region; (ii) the retail-energy marketing segment which consists of Washington Gas Energy Services, Inc., a third-party marketer that competitively sells natural gas and electricity and (iii) the heating, ventilating and air conditioning (HVAC) segment, which consists of Washington Gas Energy Systems, Inc., a provider of design-build energy efficiency solutions to government and commercial clients. Additional information about WGL Holdings is available on our Web site.
Unless otherwise noted, earnings per share amounts are presented on a diluted basis, and are based on weighted average common and common equivalent shares outstanding.
Please see the attached comparative statements for additional information on our operating results. Also attached to this news release are reconciliations of net income determined in accordance with GAAP to non-GAAP operating earnings (loss) for both our consolidated and segment results as well as reconciliations of our GAAP earnings guidance to our non-GAAP earnings guidance.

Forward-Looking Statements
This news release and other statements by us include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the outlook for earnings, revenues and other future financial business performance or strategies and expectations. Forward-looking statements are typically identified by words such as, but not limited to, “estimates,” “expects,” “anticipates,” “intends,” “believes,” “plans,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would,” and “could.” Although we believe such forward-looking statements are based on reasonable assumptions, we cannot give assurance that every objective will be achieved. Forward-looking statements speak only as of today, and we assume no duty to update them. Factors that could cause actual results to differ materially from those expressed or implied include, but are not limited to, general economic conditions and the factors discussed under the “Risk Factors” heading in our most recent annual report on Form 10-K and other documents filed with or furnished to the Securities and Exchange Commission.

WGL Holdings, Inc.
Consolidated Statements of Income
For Periods Ended March 31, 2008 and 2007
(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(In thousands, except per share data)	2008	2007	2008	2007

OPERATING REVENUES
Utility	$671,391	$699,058	$1,133,341	$1,130,079
Non-utility	348,646	420,845	638,322	722,786

Total Operating Revenues	1,020,037	1,119,903	1,771,663	1,852,865

OPERATING EXPENSES
Utility cost of gas	410,778	450,201	676,579	698,877
Non-utility cost of energy-related sales	333,936	415,004	609,479	704,847
Operation and maintenance	70,836	77,373	139,685	139,978
Depreciation and amortization	23,345	24,575	47,600	43,215
General taxes and other assessments	36,133	36,834	63,376	62,280

Total Operating Expenses	875,028	1,003,987	1,536,719	1,649,197

OPERATING INCOME	145,009	115,916	234,944	203,668
Other Income (Expenses)—Net	560	717	1,148	545
Interest Expense
Interest on long-term debt	9,976	10,042	19,956	20,050
Other — net	1,977	2,579	4,734	5,783

Total Interest Expense	11,953	12,621	24,690	25,833
Dividends on Washington Gas preferred stock	330	330	660	660

INCOME BEFORE INCOME TAXES	133,286	103,682	210,742	177,720
INCOME TAX EXPENSE	52,248	40,307	82,507	69,247

NET INCOME APPLICABLE TO COMMON STOCK	$81,038	$63,375	$128,235	$108,473

AVERAGE COMMON SHARES OUTSTANDING
Basic	49,462	49,163	49,437	49,066
Diluted	49,781	49,267	49,711	49,190

EARNINGS PER AVERAGE COMMON SHARE
Basic	1.64	1.29	2.59	2.21
Diluted	1.63	1.29	2.58	2.21

Net Income (Loss) Applicable To Common Stock—By Segment ($000):

Regulated utility	$77,972	$65,625	$122,174	$108,620

Non-utility operations:
Retail energy-marketing	3,556	(1,589)	6,837	1,087
HVAC	251	41	524	138

Total major non-utility	3,807	(1,548)	7,361	1,225
Other activities	(741)	(702)	(1,300)	(1,372)

Total non-utility	3,066	(2,250)	6,061	(147)

NET INCOME APPLICABLE TO COMMON STOCK	$81,038	$63,375	$128,235	$108,473

WGL Holdings, Inc.
Consolidated Balance Sheets
March 31, 2008
(Unaudited)

	March 31,	September 30,
(In thousands)	2008	2007

ASSETS
Property, Plant and Equipment
At original cost	$3,109,430	$3,072,935
Accumulated depreciation and amortization	(940,704)	(922,494)

Net property, plant and equipment	2,168,726	2,150,441

Current Assets
Cash and cash equivalents	18,495	4,870
Accounts receivable, net	553,922	192,021
Storage gas—at cost (first-in, first-out)	84,646	294,889
Other	64,848	81,945

Total current assets	721,911	573,725

Deferred Charges and Other Assets	334,136	322,195

Total Assets	$3,224,773	$3,046,361

CAPITALIZATION AND LIABILITIES
Capitalization
Common shareholders’ equity	$1,078,372	$980,767
Washington Gas Light Company preferred stock	28,173	28,173
Long-term debt	597,432	616,419

Total capitalization	1,703,977	1,625,359

Current Liabilities
Notes payable and current maturities of long-term debt	144,963	205,341
Accounts payable and other accrued liabilities	291,446	216,861
Other	192,576	134,854

Total current liabilities	628,985	557,056

Deferred Credits	891,811	863,946

Total Capitalization and Liabilities	$3,224,773	$3,046,361

WGL Holdings, Inc.
Consolidated Financial and Operating Statistics
For Periods Ended March 31, 2008 and 2007
(Unaudited)

FINANCIAL STATISTICS

	Twelve Months Ended
	March 31,
	2008	2007

Closing Market Price—end of period	$32.06	$31.98
52-Week Market Price Range	$35.91-$29.79	$33.55-$27.04
Price Earnings Ratio	12.4	16.5
Annualized Dividends Per Share	$1.42	$1.37
Dividend Yield	4.4%	4.3%
Return on Average Common Equity	12.2%	9.6%
Total Interest Coverage (times) (1)	5.3	4.3
Book Value Per Share—end of period	$21.80	$20.49
Common Shares Outstanding—end of period (thousands)	49,467	49,191

(1)	Calculated using income from continuing operations.

UTILITY GAS STATISTICS

	Three Months Ended		Six Months Ended		Twelve Months Ended
	March 31,		March 31,		March 31,
(In thousands)	2008	2007	2008	2007	2008	2007

Operating Revenues
Gas Sold and Delivered
Residential — Firm	$468,251	$490,098	$772,651	$771,584	$988,476	$946,124
Commercial and Industrial — Firm	121,813	131,384	209,482	211,604	276,827	270,691
Commercial and Industrial — Interruptible	2,860	1,859	5,158	4,107	7,669	7,356
Electric Generation	275	275	542	550	1,100	1,099

	593,199	623,616	987,833	987,845	1,274,072	1,225,270

Gas Delivered for Others
Firm	56,028	53,515	96,423	97,580	138,518	137,470
Interruptible	15,982	17,811	28,821	31,101	47,244	47,325
Electric Generation	72	75	162	132	323	271

	72,082	71,401	125,406	128,813	186,085	185,066

	665,281	695,017	1,113,239	1,116,658	1,460,157	1,410,336
Other	6,110	4,041	20,102	13,421	40,379	35,260

Total	$671,391	$699,058	$1,133,341	$1,130,079	$1,500,536	$1,445,596

	Three Months Ended		Six Months Ended		Twelve Months Ended
	March 31,		March 31,		March 31,
(In thousands of therms)	2008	2007	2008	2007	2008	2007

Gas Sales and Deliveries
Gas Sold and Delivered
Residential — Firm	314,357	337,446	513,339	520,230	641,810	621,865
Commercial and Industrial — Firm	86,634	94,881	149,267	152,610	200,619	199,767
Commercial and Industrial — Interruptible	2,212	1,334	4,059	3,202	6,132	6,117

	403,203	433,661	666,665	676,042	848,561	827,749

Gas Delivered for Others
Firm	184,707	192,046	318,815	316,139	436,096	420,917
Interruptible	86,323	90,601	160,664	167,394	260,575	260,245
Electric Generation	14,761	17,002	35,030	27,113	119,867	109,569

	285,791	299,649	514,509	510,646	816,538	790,731

Total	688,994	733,310	1,181,174	1,186,688	1,665,099	1,618,480

WASHINGTON GAS ENERGY SERVICES

Natural Gas Sales
Therm Sales (thousands of therms)	254,375	316,035	450,849	520,647	655,667	716,553

Number of Customers (end of period)	140,700	140,700	140,700	140,700	140,700	140,700

Electricity Sales
Electricity Sales (thousands of kWhs)	871,604	1,007,252	1,771,073	1,906,981	3,807,936	3,400,483

Number of Accounts (end of period)	68,300	69,600	68,300	69,600	68,300	69,600

UTILITY GAS PURCHASED EXPENSE (excluding off system)	103.03 ¢	104.54 ¢	102.19 ¢	104.40 ¢	101.30 ¢	101.29 ¢

HEATING DEGREE DAYS

Actual	1,944	2,231	3,185	3,539	3,601	3,816
Normal	2,115	2,127	3,471	3,491	3,795	3,813
Percent Colder (Warmer) than Normal	(8.1)%	4.9%	(8.2)%	1.4%	(5.1)%	0.1%

Number of Active Customer Meters (end of period)	1,061,484	1,052,774	1,061,484	1,052,774	1,061,484	1,052,774

WGL Holdings, Inc. (Regulated Utility Segment)
For Periods Ended March 31, 2008 and 2007
(Unaudited)

Statements of Income

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(In thousands)	2008	2007	2008	2007

Operating Revenues	$677,749	$707,662	$1,142,177	$1,141,012

Operating Expenses:
Cost of gas	417,136	458,805	685,415	709,810
Operation	51,560	60,015	102,427	106,603
Maintenance	11,431	10,054	21,941	19,519
Depreciation and amortization	23,134	24,339	47,180	42,890
General taxes and other assessments:
Revenue taxes	21,593	22,833	37,046	38,110
Other	13,514	12,995	24,396	22,270

Total operating expenses	538,368	589,041	918,405	939,202

Operating income	139,381	118,621	223,772	201,810
Other income (expenses) — net	428	311	964	180
Interest expense	11,362	11,171	23,513	23,145
Dividends on Washington Gas preferred stock	330	330	660	660
Income taxes	50,145	41,806	78,389	69,565

Net income	$77,972	$65,625	$122,174	$108,620

Utility Net Revenues ($000) (1)

Operating revenues	$677,749	$707,662	$1,142,177	$1,141,012
Less: Cost of gas	417,136	458,805	685,415	709,810
Revenue taxes	21,593	22,833	37,046	38,110

Utility net revenues	$239,020	$226,024	$419,716	$393,092

(1)	We analyze the operating results of our regulated utility segment based on utility net revenues. Washington Gas Light Company includes the cost of the natural gas commodity and revenue taxes (comprised principally of gross receipts taxes) in its rates charged to customers as reflected in operating revenues. Accordingly, changes in the cost of gas and revenue taxes associated with sales made to customers have no direct effect on the net revenues or net income of the regulated utility segment.

WGL HOLDINGS, INC.
USE OF NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)
The attached reconciliations are provided to clearly identify adjustments made to net income calculated in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP) to derive non-GAAP operating earnings (loss). Management believes non-GAAP operating earnings (loss) provides a more meaningful representation of our earnings from ongoing operations by excluding the effects of: (i) warmer-than-normal/colder-than-normal weather for our regulated utility segment; (ii) certain unusual transactions and (iii) unrealized mark-to-market gains and losses from energy-related derivatives. This presentation facilitates analysis by providing a consistent and comparable measure to help management, investors and analysts better understand and evaluate our operating results and performance trends. Additionally, we use this non-GAAP measure to report to the board of directors, evaluate management’s performance and for incentive compensation purposes.
We exclude from non-GAAP operating earnings (loss) the effects of warmer-than-normal/colder-than-normal weather to “normalize” weather for our regulated utility segment. Utilization of normal weather is an industry standard, and it is our practice to evaluate our rate-regulated revenues by utilizing normal weather and to provide estimates and guidance on the basis of normal weather. Additionally, we exclude unrealized mark-to-market adjustments for our energy-related derivatives to provide a more transparent and accurate view of the ongoing financial results of our operations. When these derivatives settle, the economic impact is reflected in our non-GAAP operating results, as we are only removing the interim unrealized mark-to-market amounts which are ultimately reversed when the derivatives are settled. These non-GAAP adjustments also assist both management and investors in analyzing period-to-period comparisons.
There are limits in using non-GAAP operating earnings (loss) to analyze our results, as they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. In addition, using non-GAAP operating earnings (loss) per share to analyze our earnings may have limited value as it excludes certain items that may have a material impact on our reported financial results. We compensate for these limitations by providing investors with the attached reconciliations to net income, the most directly comparable GAAP financial measure.

WGL HOLDINGS, INC. (Consolidating by Segment)
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)

Six Months Ended March 31, 2008

	Regulated	Retail Energy-		Other
(In thousands, except per share data)	Utility	Marketing	HVAC	Activities*	Consolidated

GAAP net income	$122,174	$6,837	$524	$(1,300)	$128,235

Adjusted for (items shown after-tax):
Reversal of costs related to business process outsourcing (a)	(1,139)	—	—	—	(1,139)
Unrealized mark-to-market loss on energy-related derivatives (b)	3,062	1,046	—	—	4,108
Other regulatory adjustments (c)	(1,242)	—	—	—	(1,242)

Non-GAAP operating earnings (loss)	$122,855	$7,883	$524	$(1,300)	$129,962

GAAP diluted earnings (loss) per average common share (49,711 shares)	$2.46	$0.14	$0.01	$(0.03)	$2.58
Per share effect of non-GAAP adjustments	0.01	0.02	—	—	0.03

Non-GAAP operating earnings (loss) per share	$2.47	$0.16	$0.01	$(0.03)	$2.61

Six Months Ended March 31, 2007

	Regulated	Retail Energy-		Other
(In thousands, except per share data)	Utility	Marketing	HVAC	Activities*	Consolidated

GAAP net income	$108,620	$1,087	$138	$(1,372)	$108,473

Adjusted for (items shown after-tax):
Colder-than-normal weather (d)	(1,173)	—	—	—	(1,173)
Retroactive depreciation expense adjustment (e)	(2,400)	—	—	—	(2,400)
Unrealized mark-to-market loss on energy-related derivatives (b)	1,035	434	—	—	1,469

Non-GAAP operating earnings (loss)	$106,082	$1,521	$138	$(1,372)	$106,369

GAAP diluted earnings (loss) per average common share (49,190 shares)	$2.21	$0.02	$—	$(0.02)	$2.21
Per share effect of non-GAAP adjustments	(0.05)	0.01	—	(0.01)	(0.05)

Non-GAAP operating earnings (loss) per share	$2.16	$0.03	$—	$(0.03)	$2.16

Quarter Ended March 31, 2008

	Regulated	Retail Energy-		Other
(In thousands, except per share data)	Utility	Marketing	HVAC	Activities*	Consolidated

GAAP net income	$77,972	$3,556	$251	$(741)	$81,038

Adjusted for (items shown after-tax):
Unrealized mark-to-market loss on energy-related derivatives (b)	1,419	76	—	—	1,495

Non-GAAP operating earnings (loss)	$79,391	$3,632	$251	$(741)	$82,533

GAAP diluted earnings (loss) per average common share (49,781 shares)	$1.57	$0.07	$0.01	$(0.02)	$1.63
Per share effect of non-GAAP adjustments	0.02	—	—	0.01	0.03

Non-GAAP operating earnings (loss) per share	$1.59	$0.07	$0.01	$(0.01)	$1.66

Quarter Ended March 31, 2007

	Regulated	Retail Energy-		Other
(In thousands, except per share data)	Utility	Marketing	HVAC	Activities*	Consolidated

GAAP net income	$65,625	$(1,589)	$41	$(702)	$63,375

Adjusted for (items shown after-tax):
Colder-than-normal weather (d)	(1,173)	—	—	—	(1,173)
Unrealized mark-to-market loss (gain) on energy-related derivatives (b)	1,104	(994)	—	—	110

Non-GAAP operating earnings (loss)	$65,556	$(2,583)	$41	$(702)	$62,312

GAAP diluted earnings (loss) per average common share (49,267 shares)	$1.33	$(0.03)	$—	$(0.01)	$1.29
Per share effect of non-GAAP adjustments	—	(0.02)	—	(0.01)	(0.03)

Non-GAAP operating earnings (loss) per share	$1.33	$(0.05)	$—	$(0.02)	$1.26

Footnotes
*	Per share amounts for “Other Activities” may include adjustments for rounding

(Footnote references are described on the following page)

WGL HOLDINGS, INC. (Consolidated by Quarter)
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP OPERATING EARNINGS (LOSS)
(Unaudited)

Fiscal Year 2008

	Quarterly Period Ended (f)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Year-To-Date

GAAP net income	$47,197	$81,038			$128,235

Adjusted for (items shown after-tax):
Reversal of costs related to business process outsourcing (a)	(1,139)	—			(1,139)
Unrealized mark-to-market loss on energy-related derivatives (b)	2,613	1,495			4,108
Other regulatory adjustments (c)	(1,242)	—			(1,242)

Non-GAAP operating earnings	$47,429	$82,533			$129,962

Diluted average common shares outstanding	49,645	49,781			49,711

GAAP diluted earnings per average common share	$0.95	$1.63			$2.58
Per share effect of non-GAAP adjustments	0.01	0.03			0.03

Non-GAAP operating earnings per share	$0.96	$1.66			$2.61

Fiscal Year 2007

	Quarterly Period Ended (f)
(In thousands, except per share data)	Dec. 31	Mar. 31	Jun. 30	Sept. 30	Year-To-Date

GAAP net income	$45,098	$63,375			$108,473

Adjusted for (items shown after-tax):
Colder-than-normal weather (d)	—	(1,173)			(1,173)
Retroactive depreciation expense adjustment (e)	(2,400)	—			(2,400)
Unrealized mark-to-market loss on energy-related derivatives (b)	1,359	110			1,469

Non-GAAP operating earnings	$44,057	$62,312			$106,369

Diluted average common shares outstanding	49,130	49,267			49,190

GAAP diluted earnings per average common share	$0.92	$1.29			$2.21

Per share effect of non-GAAP adjustments	(0.02)	(0.03)			(0.05)

Non-GAAP operating earnings per share	$0.90	$1.26			$2.16

Footnotes:
(a)	Represents the reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These costs were recorded to a regulatory asset in the first quarter of fiscal year 2008 upon approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

(b)	Represents the change in the unrealized mark-to-market positions of our energy-related derivatives that were recorded to income during the period. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(c)	Represents favorable regulatory adjustments made during the first quarter of fiscal year 2008 applicable to prior fiscal years due to revised treatment for hexane costs in Maryland and certain shared revenues in the District of Columbia.

(d)	This adjustment is for our regulated utility segment only. Weather was 8.1 percent colder than normal during the quarter ended March 31, 2007. There were no adjustments for weather in the first quarter of fiscal year 2007.

(e)	Represents an adjustment that reduced depreciation expense applicable to the period from January 1, 2006, through September 30, 2006. This adjustment was recorded in the first quarter of fiscal year 2007 upon approval of new depreciation rates by the staff of the Virginia State Corporation Commission.

(f)	Quarterly earnings per share may not sum to year-to-date or annual earnings per share as quarterly calculations are based on weighted average common and common equivalent shares outstanding, which may vary for each of those periods.

WGL HOLDINGS, INC.
RECONCILIATION OF GAAP EARNINGS GUIDANCE TO
NON-GAAP EARNINGS GUIDANCE
FISCAL YEAR ENDING SEPTEMBER 30, 2008

Consolidated

	Low	High

GAAP Earnings Guidance Range	$2.34	$2.44
Adjusted for:
Reversal of costs related to business process outsourcing (a)	(0.02)	(0.02)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.09	0.09
Other regulatory adjustments (c)	(0.02)	(0.02)
Other adjustment (d)	(0.01)	(0.01)

Non-GAAP Earnings Guidance Range	$2.38	$2.48

Regulated Utility Segment

	Low	High

GAAP Earnings Guidance Range	$2.07	$2.13
Adjusted for:
Reversal of costs related to business process outsourcing (a)	(0.02)	(0.02)
Unrealized mark-to-market loss on energy-related derivatives (b)	0.05	0.05
Other regulatory adjustments (c)	(0.02)	(0.02)
Other adjustment (d)	(0.01)	(0.01)

Non-GAAP Earnings Guidance Range	$2.07	$2.13

Unregulated Business Segments

	Low	High

GAAP Earnings Guidance Range	$0.27	$0.31
Adjusted for:
Unrealized mark-to-market loss on energy-related derivatives (b)	0.04	0.04

Non-GAAP Earnings Guidance Range	$0.31	$0.35

Footnotes:
(a)	Represents the reversal of expenses that were incurred in prior fiscal years for initial implementation costs allocable to the District of Columbia associated with our business process outsourcing plan. These expenses were reversed in the first quarter of fiscal year 2008 due to the approval of 10-year amortization accounting by the District of Columbia Public Service Commission in a December 28, 2007 Final Order.

(b)	Represents the estimated reversal of certain of our existing unrealized mark-to-market positions related to our energy derivatives that will be recorded to income during fiscal year 2008. For the regulated utility segment, to the extent that our unrealized mark-to-market gains and losses are not shared with customers, these amounts are recorded directly to income. All unrealized mark-to-market gains and losses for the retail-energy marketing segment are recorded directly to income.

(c)	Represents favorable regulatory adjustments made during the first quarter of fiscal year 2008 applicable to prior fiscal years due to revised treatment for hexane costs in Maryland and certain shared revenues in the District of Columbia.

(d)	Adjustment due to rounding differences in per share amounts